UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2008

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50364	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5524 East Fourth Street, Tucson, Arizona	85711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The financial information regarding LogistiCare Solutions, LLC (“LogistiCare”), a subsidiary of The Providence Service Corporation (the “Company”), for the year ended December 31, 2007 contained under Item 7.01 below is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On November 21, 2008, the Company issued a press release announcing that it is focusing on several strategic options to enhance stockholder value including, among other things, delevering its debt, growing its core social services business and selling certain non-strategic assets. The Company also announced that it intended to hire a financial advisor to assist it in the potential sale of assets. The Company has subsequently hired a financial advisor to help explore strategic alternative options, including the possible sale of LogistiCare.

Certain of the information provided below regarding LogistiCare is being provided by the Company to satisfy the requirements of Regulation FD. The Company believes that this information may assist investors seeking to assess the possible value of certain of the assets it is considering selling. The Company does not intend to update this information in the future.

The Company estimates that revenues and adjusted EBITDA for LogistiCare (which comprises its NET Services operating segment) will be approximately $376.8 million and $19.9 million, respectively, for 2008 and approximately $438.8 million and $23.6 million, respectively, for 2009. 100% of LogistiCare’s projected revenue for 2009 is based on current contracts. A substantial portion of this revenue is also under contract through 2010 and 2011. Beyond LogistiCare’s contracted revenue base, LogistiCare continues to have a new contract pipeline representing over $260 million in annual revenue opportunity most of which was previously identified and disclosed by the company. The award of these contracts has been delayed by state payers. None of this future pipeline revenue is factored into the Company’s projections, and the Company cannot determine the portion, if and when any, of this contract pipeline might be awarded to LogistiCare, although historically LogistiCare has won at least a part of every new contract for which it has bid.

The information below reflects earnings before interest, taxes, depreciation, and amortization (adjusted for one-time charges primarily related to the loss on sale of certain assets of LogistiCare) (“adjusted EBITDA”), which is a non-GAAP financial measure for the periods presented. For purposes of SEC Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation (in the table below) of adjusted EBITDA to net income (i.e., the most directly comparable GAAP financial measure).

The Company has provided adjusted EBITDA for the year ended December 31, 2007 and estimated adjusted EBITDA for the years ending December 31, 2008 and 2009 related to LogistiCare to investors for purposes of assisting investors in estimating the value of LogistiCare. The non-GAAP measure does not replace the presentation of its GAAP financial results. The items excluded in the non-GAAP measure pertain to certain items that are considered to be material so that exclusion of the items would, in management’s belief, enhance a reader’s ability to compare the results of its business after excluding these items. The non-GAAP measure is not in accordance with, or an alternative for, GAAP and may be different from pro forma measures used by other companies.

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA

(in thousands)

	Actual 2007 (B)	Estimated 2008 (C)	Estimated 2009 (C)
Adjusted EBITDA	$17,036	$19,879	$23,584

Subtract:
Interest expense (income), net	4,656	(228)	(210)
Income taxes	12	6,860	8,226
Depreciation and amortization	10,095	2,728	2,961
One-time charges (A)	11	12	—

Net income	$2,262	$10,507	$12,607

(A)	One-time charges include loss on sale of assets.
(B)	Adjusted EBITDA and net income for 2007 include one-time charges consisting of acquisition related expenses incurred by Charter LCI related to the Company’s acquisition of Charter LCI of approximately $4,354. In addition, adjusted EBITDA and net income for 2007 exclude corporate overhead costs, amortization on intangible assets and interest on long-term debt allocated by the Company to its NET Services operating segment from December 8, 2007 to December 31, 2007.
(C)	Adjusted EBITDA and net income estimated for 2008 and 2009 exclude corporate overhead, amortization on intangible assets, interest on long-term debt and asset impairment charge allocated by the Company to its NET Services operating segment.

The projected financial information presented above is based on assumptions which may not materialize and, therefore are subject to a high level of uncertainty, and actual results are likely to vary from the projections and the variations may be material and adverse.

The projections contained in this Current Report of Form 8-K were prepared by the Company based upon assumptions it believes to be reasonable. These projections are based on numerous assumptions about sales, margins, competitive factors, industry performance, general business and economic conditions and other factors which cannot be accurately predicted. No assurance can be given regarding the attainability of the projections or the reliability of the assumptions on which they are based. The projections are subject to the uncertainties inherent in any attempt to predict the results of operations of a company over a prolonged period. Certain of the assumptions used may inevitably not materialize and unanticipated events may occur. Moreover, the projections include projected sales of non-emergency transportation management services based on current contracts. As a result, revenue and adjusted EBITDA are subject to a level of uncertainty, particularly the risk that LogistiCare will not be able to successfully renew its current book of business. Therefore, the actual results of operations are likely to vary from the projections and the variations may be material and adverse. The projections should not be regarded as a representation or prediction that the Company or LogistiCare will achieve or is likely to achieve any particular results.

The projections are included solely to give prospective investors information concerning the Company’s estimates of its future operating results related to its NET Services operating segment based on the assumptions, and no assurance can be made that such results will be achieved. Company’s management may conduct the business in a manner different from that set forth in the assumptions, as changing circumstances may require. The projected financial information has not been prepared, reviewed or compiled by any firm of independent accountants. The projections were not prepared with a view to public disclosure or compliance with published guidelines of the Securities and Exchange Commission or any state securities commission, or the guidelines established by the American Institute of Certified Public Accountants.

The information under this Item 7.01 and Item 2.02 in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under this Item 7.01 and Item 2.02 in this Current Report on Form 8-K will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference. The furnishing of the information under Item 7.01 in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by the Company (i) that the furnishing of the information in this Item 7.01 is required by Regulation FD, (ii) that the information under Item 7.01 in this Current Report on Form 8-K is material or complete, or (iii) that investors should consider this information before making an investment decision with respect to any security of the Company.

This Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the federal securities laws. It should be read in conjunction with “Forward Looking Statements/Risk Factors and Cautionary Statement for Purposes of the ‘Safe Harbor’ Provisions of the Private Securities Litigation Reform Act of 1995” in the Company’s periodic reports filed with the Securities and Exchange Commission, that discuss important factors that could cause the Company’s results to differ materially from those anticipated in such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: December 18, 2008	By:	/s/ Fletcher J. McCusker
	Name:	Fletcher J. McCusker
	Title:	Chief Executive Officer

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